HOLLYER BRADY BARRETT & HINES LLP
                                551 Fifth Avenue
                               New York, NY 10176

                               Tel: (212) 818-1110
                               FAX: (212) 818-0494




                                 April 29, 2005






To the Trustees of The Churchill Tax-Free Fund of Kentucky

     We consent to the incorporation by reference into post-effective amendment No. 26 under the 1933 Act and No. 27 under the 1940 Act of our opinion dated April 28, 1998.


                                         Hollyer Brady Barrett & Hines LLP



                                             /s/William L.D. Barrett
                                         by------------------------------
                                                 Partner